EXHIBIT 10.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into as of January ____, 2018 by and among, Tron Group Inc., a publicly-owned Nevada corporation (“TRON”), Talk Focus Sdn Bhd., a Malaysian corporation (“Talk Focus”) and one of the shareholders of Talk Focus , a common shareholder of both corporations (“Talk Focus Shareholder”), sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

W I T N E S S E T H

A) WHEREAS, TRON is a publicly-owned Nevada corporation with approximately 160,000,000 shares of common stock, 0.001 USD value per share, issued and outstanding (the “TRON Common Stock”) and is quoted on the Over the Counter Bulletin Board under the symbol (“TGRP”).

B) WHEREAS, the Talk Focus Shareholder listed on Schedule I hereto own 6,401,500 shares of common stock the issued of Talk Focus (the “Talk Focus Shares”).

C) WHEREAS, the Parties desire that TRON acquire the Talk Focus Shares from the Talk Focus Shareholder in exchange for an aggregate of 3,329,385 newly issued shares of common stock of TRON (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement.

D) WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the Talk Focus Shareholder.

E) WHEREAS, following the Closing, Talk Focus will become a subsidiary of TRON.

G) NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

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ARTICLE I

PLAN OF EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), the Talk Focus Shares shall be exchanged for 3,329,385 shares of TRON common stock. From and after the Closing Date, the certificates or book entry shares formerly representing Talk Focus Shareholder’s shares of common stock of Talk Focus.

1.2 No Dilution. TRON shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the TRON Stock between the date of this Agreement and the Effective Time other than the corporate actions authorized by Talk Focus Shareholder.

1.3 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement providing the closing conditions set forth in Articles V and VI have been satisfied or waived (the “Closing Date”).

1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier. At the Closing, the Exchange Shares shall be issued in the names and denominations provided by Talk Focus.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TALK FOCUS AND THE TALK FOCUS SHAREHOLDERS

As an inducement to, and to obtain the reliance of TRON, Talk Focus represents and warrants as follows:

2.1 Organization. Talk Focus is a corporation duly organized, validly existing, and in good standing under the laws of the Malaysia. Talk Focus has the power and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Talk Focus’s organizational documents. Talk Focus has taken all action required by laws, its Certificate of Incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Talk Focus has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the transactions herein contemplated.

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2.2 Capitalization. All issued and outstanding shares of common stock of Talk Focus are legally issued, fully paid and non-assessable, and were not issued in violation of the pre-emptive or other rights of any person. Talk Focus has no shares of preferred stock issued and outstanding. Talk Focus has no outstanding options, warrants, or other convertible securities.

2.3 Financial Statements.

(a)	Talk Focus has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)

Talk Focus has no undisclosed liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Talk Focus may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)

No deficiency for any taxes has been proposed, asserted or assessed against Talk Focus. There has been no tax audit, nor has there been any notice to Talk Focus by any taxing authority regarding any such tax audit, or, to the knowledge of Talk Focus, is any such tax audit threatened with regard to any taxes or Talk Focus tax returns. Talk Focus does not expect the assessment of any additional taxes of Talk Focus for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Talk Focus.

(d)	The books and records, financial and otherwise, of Talk Focus are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4 Information. The information concerning Talk Focus set forth in this Agreement and the Talk Focus Schedules (as that term is defined herein) are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

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2.5 Common Stock Equivalents. There are no existing options, warrants, calls, commitments of any character or other share equivalents relating to the authorized and unissued Talk Focus common stock.

2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Talk Focus Schedules (as that term is defined herein):

(a)

except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Talk Focus; or (ii) any damage, destruction, or loss to Talk Focus (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Talk Focus;

(b)

Talk Focus has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by Talk Focus; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Talk Focus consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Talk Focus; or (v) issued, delivered, or agreed to issue or deliver any common stock (whether authorized and unissued or held as treasury stock).

2.7 Litigation and Proceedings. There is currently a legal suit going on in Talk Focus, whereby Talk Focus is the plaintiff pursuing compensation from another company in the Malaysian Court on grounds of Breach of Contract.

2.8 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Talk Focus is a party or to which any of its properties or operations are subject.

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2.9 Contracts. Talk Focus has provided, or will provide TRON, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Talk Focus is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10 Compliance with Laws and Regulations. To the best of its knowledge of the knowledge of the Talk Focus Shareholders, Talk Focus has complied with all applicable statutes and regulations of any national, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Talk Focus.

2.11 Approval of Agreement. The members of Talk Focus’s Board of Directors (the “Talk Focus Board”) and the Talk Focus Shareholders have authorized the execution and delivery of this Agreement by Talk Focus and have approved the transactions contemplated hereby.

2.12 Talk Focus Schedules. Talk Focus has delivered, or will deliver, as soon as practicable, the following schedules, which are collectively referred to as the “Talk Focus Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Talk Focus as complete, true and correct:

(a)	a schedule containing complete and correct copies of the organizational documents, as amended, of Talk Focus in effect as of the date of this Agreement; and

(b)

a schedule as requested by TRON, containing true and correct copies of all material contracts, agreements, or other instruments to which Talk Focus is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.9.

2.13 Title and Related Matters. Talk Focus has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Talk Focus balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent; and

(b)	as described in the Talk Focus Schedules.

2.14 Governmental Authorizations. Talk Focus has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Talk Focus of this Agreement and the consummation by Talk Focus of the transactions contemplated hereby.

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2.15 Continuity of Business Enterprises. Talk Focus has no commitment or present intention to liquidate Talk Focus or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.16 Ownership of Talk Focus Shares. The Talk Focus Shareholder is the legal and beneficial owners of 64% of Talk Focus total common stock, which shareholder is set forth on Schedule I, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Talk Focus Shareholder has full right, power, and authority to transfer, assign, convey, and deliver his respective Talk Focus Shares and delivery of such Talk Focus Shares at the Closing will convey to TRON good and marketable title to such The Talk Focus Shares, free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by TRON.

2.17 Brokers. Talk Focus has not entered into any contract with any person, firm or other entity that would obligate Talk Focus or TRON to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.18 Talk Focus Shareholder Representations. By entering into this Agreement, the Talk Focus Shareholders, individually, represent and warrant the following:

(a)	Talk Focus Shareholder is purchasing the TRON Shares for his own account and for investment purposes only, and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof. The Talk Focus Shareholder understands that, due to the restrictions on transfer set forth in the legend that will be placed on the TRON Share certificates that the TRON Shares must be held for a length of time which cannot be determined as of the date this agreement is signed. The time that Talk Focus Shareholder must hold the Shares before sale could be increased or decreased by the Securities and Exchange Commission or a State Securities Division. IN ADDITION, TALK FOCUS SHAREHOLDER UNDERSTANDS THAT HE IS SUBJECT TO CERTAIN LIMITATIONS ON RESALE AS SET FORTH BELOW.

(b)	Talk Focus Shareholder is fully aware that the TRON Shares subscribed for hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation D promulgated thereunder on the ground that no public offering is involved, which reliance is based in part upon the representations set forth herein. Talk Focus Shareholder further understands and agrees that the TRON Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required. Talk Focus Shareholder further understands that a legend will be placed on his certificate which sets forth the restrictions set forth herein

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TRON

As an inducement to, and to obtain the reliance of Talk Focus, TRON represents and warrants as follows:

3.1 Organization. TRON is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TRON’s Articles of Incorporation or bylaws. TRON has taken all action required by law, its Certificate of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and TRON has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

3.2 Capitalization. TRON’s authorized capitalization (without including pending corporate actions) consists of 500,000,000 shares of Common Stock. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of the pre-emptive or other rights of any other person.

3.3 Financial Statements. Except as set forth within its filing of reports with the Securities and Exchange Commission (the “SEC Reports”):

(a)

TRON has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which TRON may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b)	TRON has filed all federal, state, or state tax returns required to be filed by it from inception.

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(c)	The books and records, financial and otherwise, of TRON are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)

No deficiency for any taxes has been proposed, asserted or assessed against TRON. There has been no tax audit, nor has there been any notice to TRON by any taxing authority regarding any such tax audit, or, to the knowledge of TRON, is any such tax audit threatened with regard to any taxes or TRON tax returns. TRON does not expect the assessment of any additional taxes of TRON for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of TRON.

(e)	TRON has good and marketable title to its assets and, except as set forth in the TRON Schedules, has no material contingent liabilities, direct or indirect, matured or unmatured.

3.4 Information. The information concerning TRON set forth in this Agreement is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.5 Common Stock Equivalents. Except as set forth herein, there are no existing options, warrants, calls, commitments of any character or other common stock equivalents relating to authorized and unissued stock of TRON.

3.6 Absence of Certain Changes or Events. Except as described herein:

(a)

There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of TRON (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of TRON;

(b)

TRON, (except for pending corporate actions not included herein) has not (i) amended its Articles of Incorporation or by-laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TRON; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

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(c)

Except for grants made pursuant to any equity or option incentive plan, TRON has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) other than any convertible promissory note(s) issued, borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent TRON balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TRON;

(d)

To the best knowledge of TRON, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of TRON.

3.7 Title and Related Matters. TRON has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the TRON balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent; and

(b)

such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

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3.8 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of TRON, threatened by or against or affecting TRON, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except which has been disclosed in TRON’s filings with the SEC.

3.9 Contracts. TRON is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its filings with the SEC.

3.10 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which TRON is a party or to which it or any of its assets or operations are subject.

3.11 Governmental Authorizations. TRON is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by TRON of this Agreement and the consummation by TRON of the transactions contemplated hereby.

3.12 Compliance with Laws and Regulations. To the best of its knowledge, TRON has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of TRON or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.13 Insurance. TRON owns no insurable properties, but does carry director and officer liability insurance.

3.14 Approval of Agreement. The board of directors of TRON (the “TRON Board”) has authorized the execution and delivery of this Agreement by TRON and has approved this Agreement and the transactions contemplated hereby.

3.15 Material Transactions of Affiliations. Except as disclosed herein and TRON’s filings with the SEC, there exists no material contract, agreement, or arrangement between TRON and any person who was at the time of such contract, agreement, or arrangement an officer or director and which is to be performed in whole or in part after the date hereof or was entered into not more than two years prior to the date hereof, and which has not been disclose in TRON’s filings with the SEC. Neither any officer or director has, or has had during the last preceding full fiscal year, any known interest in any material transaction with TRON which was material to the business of TRON and which has not been disclosed by TRON in its filings with the SEC.

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3.17 Brokers. TRON has not entered into any contract with any person, firm or other entity that would obligate Talk Focus or TRON to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

ARTICLE IV

SPECIAL COVENANTS

4.1 Access to Properties and Records. TRON and Talk Focus will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of TRON or Talk Focus in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of TRON or Talk Focus as the other shall from time to time reasonably request.

4.2 Delivery of Books and Records. At the Closing, Talk Focus shall deliver to TRON, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Talk Focus now in the possession or control of Talk Focus or its representatives and agents.

4.3 Actions Prior to Closing by both Parties.

(a)

From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, TRON and Talk Focus will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

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(b)

From and after the date of this Agreement until the Closing Date, neither TRON nor Talk Focus will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of Talk Focus, or in Section 3.6, in the case of TRON (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.4 Indemnification. TRON hereby agrees to indemnify Talk Focus and each of the officers, agents and directors of Talk Focus as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c) of this Agreement

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF TRON

The obligations of TRON under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1 Accuracy of Representations; Performance. The representations and warranties made by Talk Focus in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Talk Focus shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Talk Focus prior to or at the Closing. TRON may request to be furnished with a certificate, signed by a duly authorized officer of Talk Focus and dated the Closing Date, to the foregoing effect.

5.2 Officer’s Certificates. TRON may request that it be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Talk Focus to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Talk Focus threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Talk Focus Schedules, by or against Talk Focus which might result in any material adverse change in any of the assets, properties, business, or operations of Talk Focus.

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5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Talk Focus, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4 Other Items.

(a)	TRON shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TRON may reasonably request.

(b)	Complete and satisfactory due diligence review of Talk Focus by TRON.

(c)	Approval of the Agreement by the Talk Focus Board and the Talk Focus Shareholders.

(d)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Talk Focus’s lenders, creditors, vendors and lessors.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF TALK FOCUS

The obligations of Talk Focus under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1 Accuracy of Representations; Performance. The representations and warranties made by TRON in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and TRON shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TRON prior to or at the Closing.

6.2 Officer’s Certificate. Upon the request of Talk Focus, it shall be furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of TRON to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of TRON threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of TRON nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of TRON.

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6.4 Other Items.

(a)	Talk Focus shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Talk Focus may reasonably request.

(b)	Complete and satisfactory due diligence review of TRON by Talk Focus.

(c)	Approval of the Agreement by the TRON Board and the stockholders of TRON.

(d)	There shall have been no material adverse changes in TRON, financial or otherwise.

ARTICLE VII

MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Washington. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in Bellevue, Washington. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

7.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

7.3 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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7.4 Confidentiality. TRON, on the one hand, and Talk Focus and the Talk Focus Shareholder, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 7.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. TRON and Talk Focus agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule. Notwithstanding the aforesaid, the parties understand and agree that this Agreement must and will be filed with the SEC a TRON material event.

7.5 Expenses. Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by Talk Focus and TRON after the Closing shall be borne by the surviving entity. After the Closing, the costs and expenses of the Talk Focus Shareholder shall be borne by the Talk Focus Shareholder.

7.6 Third Party Beneficiaries. This contract is solely between TRON, Talk Focus and the Talk Focus Shareholder, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

7.7 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.8 Survival. The representations and warranties of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Signatures may be made electronically and transmitted via electronic mail, facsimile or other similar electronic medium commonly used at the time. Signatures transmitted electronically will be considered originals when received.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

TRON GROUP INC., a Nevada corporation

By :	/s/ Eric Yap
Its :	CEO

TALK FOCUS SDN. BHD., a Malaysian corporation

By:	/s/ Yap Chee Hou
Its:	DIRECTOR

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SCHEDULE I

Dated: January 26, 2018

The following person are the one of owners of the capital stock of Talk Focus:

SCHEDULE 1

TALK FOCUS SDN BHD. SHARES

Shareholders	Common Stock	% of ownership

DATO SRI DR ERIC YAP	6,401,500	64.015%

Total Held	6,401,500	64.015%

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